            TELEMARKETING, PRODUCTION AND POST-PRODUCTION AGREEMENT


     THIS TELEMARKETING, PRODUCTION AND POST-PRODUCTION AGREEMENT ("Agreement") is made this 13th day of April, 1995 between NATIONAL MEDIA CORPORATION, a Delaware corporation ("NMC"), and VALUEVISION INTERNATIONAL, INC., a Minnesota corporation ("VVI").

                                   BACKGROUND

          (a) NMC is in the business of, among other things, product advertising, marketing and promotions in various media, including cable and broadcast television and airing program length video commercials known as "infomercials".

          (b) VVI is in the business of television home shopping retailing, which includes producing programming, sourcing and fulfillment, telemarketing, merchandising, and programming distribution via cable systems and owned and affiliate broadcast television stations.

          (c) This Agreement is being entered into concurrently with the Settlement Agreement of even date herewith (the "Settlement Agreement") with respect to certain litigation to which NMC and VVI are parties and a Joint Venture Agreement of even date herewith (the "Joint Venture Agreement") by and between NMC and VVI.

          (d) The parties wish to enter into this Agreement whereby VVI will provide NMC access to VVI's production studios and render certain services to NMC in connection with the production and post-production aspects of infomercials and inbound telephone call-taking and NMC will provide VVI with Warrants to purchase up to an aggregate of Five Hundred Thousand (500,000) shares of NMC common stock, $.01 par value ("Common Stock"), all subject to the terms and conditions hereof.

     NOW THEREFORE, in consideration of the mutual premises and undertakings set forth herein, and for good and valuable consideration, the adequacy of which is hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

     1.  Telemarketing Services.

          (a) During the thirty-seven (37) month period commencing on the Effective Date (as defined in Section 8), subject to earlier termination pursuant to Section 8 (the "Term"), VVI, subject to the conditions hereof, shall provide to NMC inbound telephone call-taking services ("Telemarketing Services") for inbound telephone calls generated by NMC at such times as may be mutually agreed upon by VVI and NMC based on VVI's capacity as it may exist from time to time; provided, however, that VVI agrees during the term of this Agreement to make available to NMC sufficient capacity to provide to NMC inbound telephone call-taking services for a minimum of one million (1,000,000) inbound telephone calls (at a rate not to exceed 100,000 inbound telephone calls in any month) during the first thirteen
     (13) months of the Term and for each twelve (12) month period thereafter during the Term. The Telemarketing Services will consist of taking the name, address, payment information (including, without limitation, credit card information), and item number, quantity and such other information that may be agreed upon by VVI and NMC (collectively, the "Telemarketing Information"), from callers on toll free, long distance telephone number(s) with an "800" prefix assigned by VVI to NMC, entering this information into VVI's computer, and sending all such Telemarketing Information to NMC on a regular basis (which in no event shall be greater than three (3) business days following the date VVI receives such Telemarketing Information); provided that VVI shall use commercially reasonable efforts to provide such Telemarketing Information to NMC on a daily basis. The Telemarketing Services do not include, and VVI shall have no responsibility for, credit checks, verifying calls, order fulfillment, processing payment, credit or chargebacks, product warranties, collections, accepting returns, customer service, warranty service, or any other responsibilities including, without limitation, the obligations of NMC pursuant to Section 2(g)(i) hereof, except to the extent explicitly set forth herein.

          (b) In connection with the Telemarketing Services, NMC shall direct the public to call telephone numbers assigned to NMC by VVI. Such telephone numbers may only be used by NMC during the Term. NMC shall provide VVI with a schedule of Program (as hereinafter defined) broadcasts, not less than ten (10) business days in advance of each such broadcast, including hours to be aired, the estimated number of homes that will receive each such broadcast, and NMC's best estimate of the number of telephone calls per hour that will be generated by each such broadcast. VVI shall assign such number of telephone lines for the receipt of telephone calls from each such broadcast as it reasonably determines will be sufficient to handle the estimated number of calls to be generated by such broadcast. VVI shall periodically adjust the number of telephone lines assigned to a Program broadcast based upon the actual number of calls received for prior broadcasts of such Program.

          (c) NMC shall provide VVI with the opportunity to preview each Program and with a description of each Product (as hereinafter defined) before VVI provides Telemarketing Services relating to each such Program or Product. VVI may refuse to provide Telemarketing Services for any Program or Product if such Program or Product contains any profanity, obscene, sexually explicit or otherwise reasonably objectionable material, or if VVI reasonably determines that the Program or Product may not comply with Applicable Law (hereinafter defined).



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


          (d) Upon notice to NMC, VVI may cancel, disconnect or reassign any telephone number assigned to NMC in the event that VVI receives no calls on such number during any 30 day period, and in the event that VVI cancels, disconnects or reassigns any telephone number, NMC shall no longer be authorized to use and shall no longer direct any person or entity to call that telephone number without VVI's prior written approval; and VVI may direct its operators to inform any callers on that telephone number that VVI is no longer taking calls for such Program or Product. Notwithstanding the foregoing sentence,during the term of this Agreement, at the request of NMC, VVI will not cancel, disconnect or reassign any such number for a one year period regardless of the number of calls received on such number; provided that NMC shall reimburse VVI for any costs associated with the maintenance of such number which may be charged to VVI.

          (e) NMC and VVI acknowledge that the successful provision of Telemarketing Services by VVI hereunder is dependent upon an effective transition by NMC from its existing providers of telemarketing services to VVI, including the provision of Telemarketing Services to NMC on a trial basis. During the period commencing thirty (30) days prior to NMC's scheduled shareholder meeting for the Stockholder Vote (as defined in Section 5(a)(iv) hereof) and ending on the earlier of the Effective Date and the termination of this Agreement (the "Pre-effective Period"), VVI agrees to provide Telemarketing Services to NMC, in accordance with the terms hereof, for such Program broadcasts and for such number of in bound telephone calls (not to exceed Three Thousand (3,000) in bound telephone calls in any thirty (30) day period) as NMC may direct to VVI for service hereunder. NMC and VVI further agree to assist and cooperate with each other during the Pre-effective Period to enable VVI to provide, and NMC to evaluate VVI's capabilities to provide, the Telemarketing Services in accordance with the terms of this Agreement commencing on the Effective Date; provided, however, that neither VVI nor NMC shall be required to incur any cost or expense in connection therewith. During the Pre-effective Period, NMC shall use its best efforts to direct such number of telephone calls to VVI at such times as VVI may reasonably direct to facilitate VVI's ability to service a minimum of Three Thousand (3,000) in bound telephone calls in any thirty (30) day period of the Preeffective Period.

    2. Production and Post-Production Services.

          (a) General. During the Term, and subject to the terms and conditions hereof, and to available capacity and the scheduling needs of VVI, VVI agrees to make available VVI's production studios, equipment and employees to NMC on an hourly basis as agreed to in a Production and Post-Production Schedule and Budget (as hereinafter defined) for taping, editing, sound recording, and graphic design and other related production work ("Production Services") in connection with the creation of program-length video commercials ("Infomercials") and shorter spot video advertisements of various lengths ("Spots") for the purpose of advertising and marketing various consumer products which NMC may, from time to time, request of VVI.

     All such Infomercials and Spots are hereinafter collectively referred to as "Programs" and all products advertised in and marketed via Programs are hereinafter referred to as "Products". Subject to the availability of space, VVI shall allow NMC to warehouse materials and equipment used by NMC in the Production of Programs at VVI's facility. NMC shall reimburse VVI for all out-of-pocket expenses reasonably incurred by VVI in connection with the warehousing of any such materials and equipment; provided, however, that NMC shall not be required to reimburse VVI for any such expense which exceeds Five Hundred ($500.00) Dollars unless such expense was approved in advance in writing by NMC. VVI will perform certain post-production editing of Programs, to be agreed upon by VVI and NMC, and will provide NMC with a master videotape of such Programs in a format capable of being broadcast ("Post-Production Services"). NMC shall have no obligation to utilize VVI for the provision of any Production and Post-Production Services and VVI will have no obligation to provide any Production or Post-Production Services, except as agreed in a Production and PostProduction Schedule and Budget.

          (b) In the event that NMC wishes to engage VVI for any Program, NMC shall provide VVI a preproduction outline with a summary of storyline and all Product demonstrations and Video Product Enhancements (as hereinafter defined) that NMC proposes to include in the Program, including Production and Post-Production Services that NMC wishes VVI to perform, the amount of production and post-production studio time NMC wishes to reserve, and projected equipment and crew needs. For purposes of this Agreement, "Video Production Enhancements" shall mean video production techniques which are used to amplify, emphasize, accelerate, clarify or otherwise portray (i) an actual event in a fashion other than as occurs in nature, or (ii) a Product or its properties, attributes or capabilities. Examples of Video Production Enhancements include filming in controlled lighting conditions or accelerating the speed of an event, amplifying the sound of an event, using an artificial aid to reproduce an event which occurs in nature but is not susceptible of depiction in a studio environment, and altering in any way the natural or customary state or properties of any object used to demonstrate a Product.

          (c) Production and Post-Production Schedule and Budget. Based upon such preproduction outline, VVI shall prepare and submit to NMC a production and post-production schedule and an estimate of expected costs and expenses with respect to each Program ("Production and Post-Production Schedule and Budget") for which NMC proposes to utilize VVI's services hereunder. Each such Production and Post-Production Schedule and Budget shall include, without limitation, the following information:

               (i) Timetable. The projected timetable for Production and Post-Production Services in connection with such Program;

               (ii) Expenses. The projected expenses to be incurred in connection with such Production and Post-Production Services, itemized by category, including, without limitation, Wages and Equipment Depreciation (each as hereinafter defined) for the estimated number of hours of Production and Post-Production Studio Time, and VVI's projected out-of-pocket expenses to be payable by NMC in addition to the Gross Market Rate (the "Out-of-Pocket Expenses"), including, but not limited to, costs for filmstock and other materials, props, additional crew or technicians not regularly employed or engaged by VVI, special equipment rental, location fees, travel expenses, meals, phone, fax and courier services, as may be applicable, but excluding normal operating expenses such as electricity and other utilities. VVI shall direct that all Out-of-Pocket Expenses be billed to NMC to the extent practicable. For purposes of this Agreement, the following shall be applicable: (A) Equipment Depreciation shall be calculated (on an hourly basis) based upon a useful life equal to the greater of the useful life actually applied by VVI in accordance with generally accepted accounting principles consistently applied or five (5) years; and (B) Wages shall be calculated on an hourly basis and shall include salary costs or hourly wages and benefits (calculated at regular hourly rates, including overtime rates if applicable, and excluding bonuses, stock options or other forms of compensation); and

               (iii) Other Information. Such other information as NMC may reasonably request with respect to the Production and Post-Production Services for such Program. Each Production and Post-Production Schedule and Budget shall be subject to written approval by NMC and
          VVI. Neither VVI nor NMC shall have any obligation whatsoever to the other with respect to any Program or any work undertaken or expenses incurred hereunder or otherwise unless the parties shall have approved in writing a Production and Post-Production Schedule and Budget with respect thereto. The Production and Post-Production Schedule and Budget for any Program may be revised from time to time, subject to written approval of each such revision by NMC and VVI.

          (d) Conduct of Production and Post-Production Services. Subject to
     Section 2(e) and 2(g), VVI shall perform the Production and Post-Production Services specifically provided for in each approved Production and Post-Production Schedule and Budget for each Program. VVI may engage the services of all necessary creative and technical personnel so long as each such engagement and the expenses thereof have been included in the Production and Post-Production Schedule and Budget for such Program and approved by NMC.

          (e) Editing; Completion. VVI shall complete all Production and Post-Production Services in accordance with the approved Production and Post Production Schedule and Budget and in a workmanlike manner. NMC shall control and direct all editing, production, and post-production decisions for each Program, including all Video Product Enhancements, in accordance with the Production and Post Production Schedule and Budget. NMC shall have the right to disapprove any Program, if, in NMC's reasonable judgment, the Program has a technical deficiency or technical deficiencies resulting from poor workmanship on the part of VVI, and not resulting from the direction or editing, production, and post-production decisions of NMC, that cause the technical quality of the Program to be unacceptable for television broadcasting (a "Technical Deficiency"), and further provided that NMC delivers written notice of any such disapproval, specifying the Technical Deficiency or Technical Deficiencies, to VVI within one week after VVI has delivered the Program to NMC. All Programs shall be deemed to be accepted by NMC unless VVI shall have received such a written notice of disapproval within one week after delivery of the Program to NMC. VVI shall have one week after receipt of a written notice of disapproval to cure in all material respects all such Technical Deficiencies to the reasonable satisfaction of NMC. At any time during the creation of a Program, VVI may submit any work product to NMC for approval, and, notwithstanding anything herein to the contrary, NMC shall not have any right to disapprove a Program based upon any Technical Deficiency in such work product except to the extent that NMC delivered written notice of disapproval specifying such Technical Deficiency to VVI within one week (or such other period that may be agreed upon by the parties) after VVI delivered such work product to NMC, and VVI did not cure in all material respects such Technical Deficiency to the reasonable satisfaction of NMC within one week (or such other period that may be agreed upon by the parties) thereafter. Any such disapproval of a Program or work product pursuant to this Section 2(e) which is not cured in all material respects within the applicable period is referred to as a "Technical Rejection."


     (f) Schedule Defaults.

               (i) Generally. Subject to Section 2(f)(iii) hereof, any failure by VVI to provide the Production and Post-Production Services for a Program as set forth in the Production and Post-Production Schedule and Budget for such Program shall constitute a "Schedule Default" on the fifteenth (15th) day after NMC shall have given written notice of such failure to VVI, unless VVI shall have remedied such failure by such day; provided, however that NMC shall be deemed to have waived any such failure by VVI to which NMC shall not have objected within fifteen (15) days after the occurrence thereof.

               (ii) Rights of NMC Upon a Schedule Default. Upon and following the occurrence of a Schedule Default with respect to a Program (unless NMC shall have waived such Schedule Default), NMC may cancel such Program by written notice to VVI, given within fifteen (15) days after such Schedule Default ("Cancellation Notice"). Upon receipt by VVI of a Cancellation Notice or upon the occurrence of a Technical Rejection, NMC shall have no obligation to accept from VVI such Program or any work product relating thereto, or to pay any expenses incurred thereafter with respect to such Program, except such expenses approved by NMC prior to such date that are nonrefundable, noncancellable, or otherwise unavoidable, and such other expenses that NMC has otherwise agreed to pay, and VVI shall have no further obligation to render any Production or PostProduction Services with respect to any such Program. NMC shall have no right to recover from VVI damages of any kind or nature based solely upon the occurrence of a Schedule Default or a Technical Rejection except for such actual damages (if any) for which NMC is liable to third parties resulting from such Schedule Default.

               (iii) Excusable Delays. Any failure by VVI to meet the Production and Post-Production Schedule and Budget which is occasioned by (i) NMC's failure to timely approve or proceed with any work product or any phase of production, editing or post-production; (ii) any editing, production, and post-production decisions of NMC; or (iii) otherwise beyond the reasonable control of VVI (including any failure resulting from a Force Majeure (as defined below)) shall not constitute a Schedule Default. For purposes of this Agreement, a "Force Majeure" shall be deemed to occur if, during the time when VVI is rendering or is obligated to render services pursuant to an approved Production or Post-Production Schedule and Budget by reason of any present or future law, order, judgement or decree (whether legislative, executive or judicial, and whether or not valid), act of God, earthquake, flood, fire, tornado, epidemic, accident, explosion, casualty, lock-out, boycott, strike, labor controversy (including without limitation, threat of walkout, boycott or strike), riot, civil disturbance, war or armed conflict (whether or not there has been official declaration of war or official statement as to the existence of a state of war), invasion, occupation, intervention of military forces, act of a public enemy, embargo, delay of a common carrier, inability without fault on VVI's part to obtain sufficient material, labor, transportation, power, production studio, talent or other essential items required or by reason of any cause or causes of any similar nature beyond VVI's control.

          (g)  Legal Compliance.

               (i) Generally. NMC shall ensure that (A) all Product information contained in the Programs is accurate in all material respects and complies in all material respects, and (B) the Programs (including any Video Product Enhancements) and the Products comply in all material respects, with all applicable laws and regulations relating to the advertisement, sale, use and effects of Products ("Applicable Law"). NMC shall have the sole obligation and duty (and VVI shall have no liability, obligation or duty) to determine the following matters in connection with each Program, Video Product Enhancement, and Product:

                    (a) Proof of Product Claims. Substantiation by adequate
               proof of each and every claim (whether express or implied) regarding all Products and their respective attributes;



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


                    (b) Verification of Testimonials. Verification of the
               truthfulness and reliability of all testimonials and endorsements, whether by consumers or experts;

                    (c) Product Demonstration and Video Product Enhancement
               Disclosure. Determination of whether Product demonstrations and Video Product Enhancements must be accompanied by a visual display of words such as "dramatization," "simulation" or the like;

                    (d) Terms of Sale. Truthfulness, accuracy and content of all statements regarding pricing of Products and additional costs, terms of sale, adequacy of inventory to fulfill orders, identity and combinations of Products offered for sale, and method and timing of shipment of Products;

                    (e) Warranties. The nature, manner of performance,
               conditions, limitations, charges imposed, and terms of disclosure of any warranty or guaranty of Products, whether express or implied; and

                    (f) Credits; Returns. The correctness, timeliness and
               adequacy of any credit, chargeback, return or the like arising with respect to the sale of Products.

               (ii) Oversight. In order to fulfill its responsibilities as set forth in Section 2(g) hereof, NMC shall have the right to preapprove every aspect of the Production and Post-Production Services being provided by VVI hereunder, provided that NMC shall be deemed to have determined that the Production and Post-Production services being provided by VVI in accordance with any Production and Post-Production Schedule and Budget comply with Applicable Law unless NMC provides prior written notice of any non-compliance prior to the performance of such services.

               (iii) NMC shall secure all hosts, product demonstrators and all other talent, and all necessary rights and licenses for each Program, and pay all fees associated therewith, including, without limitation, for the use of musical compositions and performances and all other intellectual property which are incorporated into any Program.

          3. Compensation.

          (a) Telemarketing Services. VVI shall provide Telemarketing Services to NMC at the following rates (the "Base Cost"):



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


          For each inbound telephone
          call not to exceed one minute
          in length:                       Information Omitted and filed
                                           separately with the Securities and
                                           Exchange Commission in
                                           connection with an application for
                                           confidential treatment.

          For each inbound telephone
          call greater than one minute
          in length:                       Information Omitted and filed
                                           separately with the Securities and
                                           Exchange Commission in
                                           connection with an application for
                                           confidential treatment.

VVI currently is not charged set-up costs or line maintenance fees for (800) telephone numbers. In the event that VVI is charged for such costs or fees during the term of this Agreement, NMC shall pay or reimburse VVI for the associated set-up costs and line maintenance fees for each (800) telephone number assigned by VVI to an NMC Program.



          (b) Production and Post-Production Services.

               (i) VVI and NMC shall select a mutually satisfactory appraisal consultant of national reputation with experience in the national infomercial industry (the "Consultant"). The Consultant shall estimate, as a percentage, the portion of a typical fair market value charge for studio rental, production and post-production services of the type being provided by VVI to NMC pursuant to this Agreement that is comprised of equipment depreciation and employee wages and salaries (the "Percentage"). Such estimate shall be based on a national average of such percentage in the United States. The determination of the Percentage shall be binding on both NMC and VVI. The Consultant's fee will be shared equally by VVI and NMC.

               (ii) VVI's Equipment Depreciation and Wages for any Program divided by the Percentage is hereinafter referred to as the "Gross Market Rate".

               (iii) VVI shall provide Production and Post-Production Services to NMC at an hourly rate equal to fifty percent (50%) of the Gross Market Rate for such Program (the "Rate"). An example of a Rate calculation is set forth on Exhibit A attached hereto.



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


               (iv) NMC shall be responsible for the prompt payment or reimbursement of all Out-of-Pocket Expenses specifically set forth in an approved Production and Post-Production Schedule and Budget (as the same may be amended from time-to-time) or of any expenses that were subsequently incurred with the prior written approval of NMC, which VVI shall have substantiated to NMC's reasonable satisfaction through submission of invoices, receipts, or other documentary evidence thereof. NMC acknowledges that it is difficult to estimate with certainty the expenses associated with a Program. Accordingly, notwithstanding anything herein to the contrary, NMC shall be responsible for the payment or reimbursement, as the case may be, of expenses beyond those set forth in an approved Production and Post-Production Schedule and Budget, but only to the extent that such additional expenses for any program, in the aggregate, do not exceed 10% of the approved Production and Post-Production Schedule and Budget, as amended from time-to-time.

          (c)  Issuance of Warrants; Cost Differential.

               (i) On the Effective Date, NMC shall issue to VVI Warrants in the form of Exhibit B attached hereto (the "Warrants") to purchase up to five hundred thousand (500,000) shares (the "Warrant Shares") of NMC Common Stock at an exercise price of Eight Dollars and Eighty-six and one-half cents ($8.865) per share. Subject to Section 8(b) and (c) hereof and the terms and conditions set forth in the Warrants, the Warrants shall vest and become exercisable with respect to one hundred sixty-six thousand six hundred sixty-seven (166,667) Warrant Shares on each Vesting Date (as defined in the Warrants).

               (ii) In the event that VVI's actual charges to NMC for Telemarketing Services are less than the Base Cost (the difference between the Base Cost and such actual charges is referred to herein as the "Telemarketing Differential"), VVI and permitted assigns shall have the right to apply the aggregate Telemarketing Differential as a dollar-for-dollar credit against the exercise price for all or any part of the Warrants, but in no event shall the amount of such credit (together with any credit taken for the Production and Post-Production Differential (as hereinafter defined)) exceed the exercise price of the Warrants.

               (iii) In the event that VVI's actual charges to NMC for Production and Post-Production Services attributable to any Program are less than the Rate for such Program (the difference between the Rate and such actual charges is referred to herein as the "Production and Post-Production Differential"), VVI and permitted assigns shall have the right to apply the aggregate Production and Post-Production Differential as a dollar-for-dollar credit against the exercise price for all or any part of the Warrants, but in no event shall the amount of such credit (together with any credit taken for the Telemarketing Differential) exceed the exercise price of the Warrants.


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


               (iv) In lieu of applying the Telemarketing Differential and/or the Production and Post-Production Differential as a credit to the exercise price of the Warrants, VVI may present to NMC invoices for such amounts, which NMC shall pay to VVI in accordance with the payment provisions hereof; provided, however, NMC shall have no obligation to reimburse VVI for any Telemarketing Differential and/or Production and Post-Production Differential for which an invoice is not presented prior to the expiration of the Warrants.

               (v) The Telemarketing Differential and the Production and Post-Production Differential are not transferable or assignable by VVI, except to VVI's subsidiaries or affiliates, or successor in interest to VVI. For purposes of this Agreement, an affiliate is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a party.

               (vi) The provisions of this Section 3(c) shall survive the termination of this Agreement until the expiration or exercise in full of the Warrants.

          (d)  Payment.

               (i) VVI shall render monthly or other periodic invoices for the Telemarketing and Production and Post-Production Services rendered hereunder and Out-of-Pocket Expenses not billed directly to NMC. NMC shall pay the entire amount of such invoices within thirty (30) days from the date of each invoice. In the event NMC fails to pay any amount payable pursuant to an invoice within such thirty (30) day period, VVI shall have the right to terminate this Agreement in accordance with the provisions set forth in Section 8(b) if such amount remains unpaid for more than thirty (30) days after NMC's receipt of written notice from VVI specifying such failure. Any amounts remaining unpaid for more than sixty (60) days after the date of an invoice shall be subject to interest thereon, both before and after judgment, equal to the lesser of one percent (1%) per month and the highest amount permitted under applicable law. Such invoices shall also specify the amount of Telemarketing and/or Production and Post-Production Differential, if any.

               (ii) All payments shall be made in lawful money of the United States which at the time of such payment shall be legal tender for the payment of public and private debts, and shall be paid to VVI via first class mail postage paid at the address specified herein for notices to VVI or in such other manner or at such other place as VVI may from time to time designate by written notice to NMC. Payment shall be considered credited to the account of NMC when received by VVI.



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



          (e) No Right of Offset. NMC may not delay or avoid in any way the timely payment of any amount when and as due under Section 3 on the basis of, or under any alleged or actual right to, offset, set-off or take a deduction from the amount so due.

     4. Intellectual Property; Competing Programs and Products.

          (a) Generally. VVI acknowledges that all right, title and interest (including, without limitation, all rights arising under the United States Copyright Act, 17 U.S.C. Section 101 et seq., the United States Trademark Act 15 U.S.C. Section 1051 et seq., and all other applicable laws) in and to the entire editorial, visual, audio, musical and graphic content of all Programs and ancillary materials developed in connection with the activities of the parties under this Agreement, including, without limitation: (i) all Programs; (ii) all scripts, raw video footage and completed master videotapes created pursuant to this Agreement and the performances recorded thereon; (iii) all trademarks, trade names and other identifying designations for Products developed or controlled by NMC ("NMC's Trademarks"); (iv) all musical compositions included in each Program; and (v) all packaging designs developed by NMC for Products, and all other proprietary or other intellectual property rights attached to any of the foregoing (collectively, "NMC's Intellectual Property") shall be and remain the sole property of NMC, and neither VVI nor any third party shall acquire any right, title or interest in NMC's Intellectual Property by virtue of this Agreement or otherwise. Any unauthorized use of any of NMC's Intellectual Property by VVI or any of its employees or agents who had access to such Intellectual Property in connection with the provision of services hereunder shall be deemed an infringement of the rights of NMC therein. VVI shall not in any way or at any time dispute or attack the validity or harm or contest the rights of NMC in or to any of NMC's Intellectual Property.

          (b) Duties of VVI. Any and all goodwill arising from the use of NMC's Trademarks shall inure exclusively to the benefit of NMC, and VVI shall have no right, title or interest therein. VVI hereby agrees to execute and deliver or cause to be executed and delivered to NMC all such further and other documents as may be necessary to evidence or perfect NMC's rights in the NMC Intellectual Property.

          (c) Competing Products and Programs. NMC acknowledges and agrees that VVI has and shall retain the right to: (i) perform telemarketing services for third parties who may be in direct competition with NMC; (ii) offer on its television home shopping programming products that are similar or identical to, and may compete with, Products; and (iii) produce, cause to be produced, perform production and post-production services relating to and/or broadcast or distribute, infomercials, television home shopping, or other direct response television retailing for itself or for third parties which may include programs that may be in direct competition with NMC.

     5. Representations, Warranties and Covenants.

          (a) Representations, Warranties and Covenants by VVI and NMC. VVI and NMC each represent and warrant to and covenant and agree with the other as follows (which representations and warranties shall be true as of the date hereof and as of the Effective Date):

               (i) Corporate Existence. Each of the parties represents and warrants to the other that it is duly organized and validly existing under the laws of its respective state of incorporation.

               (ii) Power; Enforceability. Each of the parties represents and warrants to the other that (A) it has the requisite power and authority (corporate and otherwise) to enter into this Agreement and has duly authorized by all necessary action the execution and delivery hereof by the officer or individual whose name is signed on its behalf below and (B) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (iii) No Conflict. Each of the parties represents and warrants to each other that its execution and delivery of this Agreement and the performance of its obligations hereunder do not and will not conflict with or result in a breach of or a default under its respective organizational instruments or any agreement, instrument, order, law or regulation applicable to it or by which it may be bound.

               (iv) Stockholder Approval. NMC covenants and agrees to use its best efforts to present this Agreement and the issuance of the Warrants contemplated hereby to a vote of its stockholders as may be required under applicable rules of the New York Stock Exchange (a "Stockholder Vote") in no event later than August 31, 1995, VVI agrees to vote all of its shares of NMC Common Stock in any Stockholder Vote in favor of any proposal to approve this Agreement and the transactions contemplated hereby. VVI acknowledges that NMC shall have the right to include all such information in the Stockholder Vote soliciting materials as NMC shall deem advisable, in its sole and absolute discretion, to comply with all applicable legal and regulatory requirements.

          (b) Additional Representations and Covenants of VVI. VVI represents and warrants to and covenants and agrees with NMC as follows (which representations and warranties shall be true as of the date hereof and as of the Effective Date):

               (i) Purchase Entirely for One's Own Account. The Warrants to be acquired by VVI will be acquired by VVI for investment, for VVI's own account and not as a nominee or agent of any other person or with a view to the resale or distribution of any part thereof and VVI has no present intention of selling, granting any participation in, or otherwise distributing or disposing of any of such Warrants, subject always to the limitation that the disposition of VVI's property shall be within its control. By its execution and delivery of this Agreement, VVI further represents and warrants that VVI does not have any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any Warrants to be acquired by VVI or any Warrant Shares issuable to VVI upon exercise of the Warrants, to any other person.

               (ii) Disclosure of Information. VVI has had the opportunity to ask questions of and receive answers from NMC regarding NMC, its operations and activities, and the terms and conditions of the Warrants.

               (iii) Investment Experience. VVI is an experienced investor and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Warrants.

               (iv) Restricted Securities. VVI understands that the Warrants and Warrant Shares are "restricted securities" under the federal securities laws and that under such laws and applicable regulations the Warrants and Warrant Shares may not be resold in the absence of registration under the Securities Act of 1933, as amended (with the regulations promulgated thereunder, the "Securities Act") or an exemption from such registration. In this connection, subject to applicable registration rights contained in the Warrants, VVI represents and warrants that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed by such Rule and by the Securities Act.

               (v) Additional Limitations on Disposition. Without in any way limiting its representations and warranties set forth above, VVI agrees not to make any disposition of all or any portion of the Warrants or Warrant Shares purchased by it hereunder unless and until:

                    (A) There is then in effect a Registration State- ment under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                    (B) VVI shall have notified NMC of its intention to make the proposed disposition and shall have furnished NMC with a detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by NMC, VVI shall have furnished to NMC an opinion of counsel, in form and substance reasonably satisfactory to NMC, to the effect that such disposition will not require registration of such securities under the Securities Act, it being agreed that NMC will not require opinions of counsel for transactions made pursuant to Rule 144 by VVI; and

                    (C) notwithstanding the provisions of paragraphs (A) and (B)
               above, no such registration statement or opinion of counsel shall be necessary for a transfer by VVI at any time after the provisions of subparagraph (k) of Rule 144 are applicable to such transfer.

               (vi) Legends. It is understood that the certificates evidencing the Warrant Shares and the Warrants shall bear the following legend:

               "These securities have not been registered under the Securities Act of 1933. They may not be sold, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from such registration requirement.

               These securities are held subject to the terms, covenants and conditions of a Telemarketing, Production and Post-Production Agreement dated April 13, 1995 by and among the Company and ValueVision International, Inc. and may not be sold in an open market transaction except in accordance with the terms and provisions thereof. A copy of said agreement is on file and may be inspected at the principal executive offices of the Company."

               (vii) Authorization. All corporate or other action on the part of VVI, its officers, directors and shareholders necessary for the due authorization, execution and delivery of this Agreement and the performance of all obligations of VVI under this Agreement has been taken.

               (viii) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (collectively, the

          "HSR Act") with, any federal, state, local or provincial governmental authority is required (other than those consents, approvals, orders or authorizations which have been obtained) on the part of VVI in connection with the execution of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, no representation or warranty is made hereby in respect of compliance with the notification or other requirements of the HSR Act, upon exercise by VVI of the Warrants.

               (c) Additional Representations and Covenants of NMC. NMC represents and warrants to VVI as follows (which representation and warranties shall be true as of the date hereof and as of the Effective
          Date:

               (i) Governmental Consents. Other than those previously obtained or made and the New York Stock Exchange requirements that NMC obtain the approval of its stockholders in order to issue the Warrants and the Warrant Shares and that the Warrant Shares be approved for listing thereon, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority or the New York Stock Exchange is required on the part of NMC in connection with the execution of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, the execution and delivery of this Agreement by NMC do not, and the issuance and sale by NMC of the Warrants and Warrant Shares as contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or official, nor any consent or approval of any other individual or entity (other than the approval of NMC's stockholders and the New York Stock Exchange).

               (ii) Authorization. Except for the approval of NMC's stockholders for the issuance of the Warrants and the Warrant Shares and the approval of the New York Stock Exchange to list the Warrant Shares thereon, all corporate or other action on the part of NMC, its officers, directors and stockholders necessary for the due authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of NMC under each of this Agreement and the Warrants, and the authorization, issuance (or reservation for issuance) and delivery of the Warrant Shares has been duly taken, and this Agreement and the Warrants constitute (or in the case of the Warrants upon the execution and deliver thereof will constitute) the legal, valid and binding obligations of NMC enforceable against NMC in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Warrant Shares have been, or will be prior to issuance, approved for listing, subject only to official notice of issuance. The Board of Directors of NMC have approved the transactions contemplated by this Agreement, including, without limitation, the issuance of the Warrants and the Warrant Shares and have approved the preparation of proxy materials for the Stockholder Vote which will include its recommendation to NMC's shareholders that they approve the execution of this Agreement and the transactions contemplated hereby.

               (iii) Valid Issuance of Securities. The Warrants when issued, sold and delivered to VVI in accordance with the terms hereof will be duly and validly issued, fully paid and nonassessable and, assuming the accuracy of the representations of VVI contained in this Agreement, will be issued in compliance with all applicable securities laws of the United States and each of the states whose securities laws may be applicable thereto (all of the foregoing federal and state laws collectively, the "Applicable Securities Laws"). The Warrant Shares, upon their issuance to VVI, will be duly and validly issued, fully paid and non-assessable and, assuming the accuracy of the representations and warranties of VVI as set forth herein, will be issued in compliance with all Applicable Securities Laws. All such shares will be issued free of any preemptive or other similar right and will be free and clear of any lien, restriction on transfer or voting, option, charge, security interest, shareholder agreement, preemptive or similar right, charge or other encumbrance or covenant. The Warrant Shares have been duly and validly reserved for issuance.

     6. Confidentiality.

          (a) Generally. All customer lists, price lists, written and unwritten marketing plans, and trade secrets, including trade secret techniques, methods and data, shall constitute confidential information of the disclosing party provided that such confidential information is designated in writing as "Confidential," or any confidential information disclosed orally or visually, provided that such information is designated in writing as "Confidential" within five (5) days after such disclosure ("Confidential Information"). Each party shall hold all Confidential Information disclosed by the other party in the strictest confidence and shall protect all such Confidential Information with the same degree of care that it exercises with respect to its own proprietary information. Without the prior written consent of the disclosing party, the receiving party shall not use, disclose, divulge or otherwise disseminate any Confidential Information to any person or entity, except for the receiving party's attorney and such other professionals as the receiving party may retain in order for it to enforce the provisions of this Agreement.

          (b) Exceptions. Notwithstanding Section 6(a) hereof, the receiving party shall have no obligations with respect to any Confidential Information which (i) is or becomes within the public domain through no act of the receiving party in breach of this Agreement, (ii) was lawfully in the possession of the receiving party without any restriction on use or disclosure prior to its disclosure hereunder, (iii) is lawfully received from another source subsequent to the date of this Agreement without any restriction on use or disclosure, (iv) is deemed in writing by the disclosing party no longer to be Confidential Information (v) is independently developed by the receiving party or (vi) is required to be disclosed by order of any court of competent jurisdiction or other governmental authority; provided, however, that in the case of clause (vi) of this Section 6(b), the receiving party shall timely inform the disclosing party of all such legal or governmental proceedings so that the disclosing party may attempt by appropriate legal means to limit such disclosure, and the receiving party shall further use its reasonable efforts to limit the disclosure and maintain confidentiality to the maximum extent reasonably possible).

          (c) Public Statements. Neither party shall make any public announcement, by press release or otherwise, of this Agreement or the arrangements contemplated hereby, without first obtaining the other party's approval of such public announcement or press release (except as may be legally required in the reasonable judgment of the disclosing party's counsel, after consultation with the other party), which approval shall not be unreasonably withheld. In order to ensure the observance of the parties' respective obligations of confidentiality pursuant to Section 6 hereof and prevent inaccuracies in the publicizing of the parties' efforts hereunder, VVI shall not publicly comment on any Program via press release or any other public statement which VVI intends or understands will be reported in any news, advertising or marketing medium or publication (whether print or electronic) without NMC's prior approval (except as may be legally required in the reasonable judgment of counsel to VVI, but only after consultation with NMC).

     7. Indemnification.

          (a) By NMC.

               (i) Generally. Subject to Section 7(a)(ii) hereof, NMC shall defend, indemnify and hold harmless VVI, its affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, obligations, deficiencies, and expenses whatsoever, including, without limitation, accounts, suits, proceedings, claims, actions, causes of action, demands, interest, penalties, assessments, damages, judgments, awards, settlements, investigations, reasonable costs and reasonable attorneys fees and disbursements (collectively "Claims") which any of them may incur or become obligated to pay arising out of or resulting from (i) the alleged or actual noncompliance of any Program with any Applicable Law, (ii) the use, misuse, or effect (known or unknown) of any Product, without regard as to whether such claims arise in connection with regulatory enforcement or consumer claims, (iii) the breach by NMC of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement (including, without limitation, failure to secure all necessary rights and licenses for each Program and to pay all fees associated therewith); or (iv) the performance by NMC (or any of its respective employees or agents) of its duties under this Agreement.

               (ii) Exceptions. NMC shall have no duty under Section 7(a)(i) hereof or otherwise to defend, indemnify or hold harmless with respect to any Claims which arise out of or result from any negligence, fraud, knowing misrepresentation or deception by or on behalf of VVI with respect to any Product advertised in any Program, (ii) arise out of or result from the breach by VVI of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement; or (iii) are subject to VVI's duty to defend, indemnify and hold harmless pursuant to Section 7(b) hereof.

          (b)  By VVI.

               (i) Generally. Subject to Section 7(b)(ii) hereof, VVI shall defend, indemnify and hold harmless NMC, its affiliates and their respective officers, directors, employees, agents, successors and assigns from and against any and all Claims which any of them may incur or become obligated to pay arising out of or resulting from (i) the performance by VVI (or any of its respective employees or agents) of its duties pursuant to this Agreement, or (ii) the breach by VVI of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement.

               (ii) Exceptions. VVI shall have no duty under Section 7(b)(i) hereof or otherwise to defend, indemnify or hold harmless with respect to any Claims which (i) arise out of or result from any negligence, fraud, knowing misrepresentation or deception by or on behalf of NMC with respect to the attributes or depiction of any Product advertised in any Program, (ii) arise out of or result from the breach by NMC of any of its representations, warranties, covenants, obligations, agreements or duties under this Agreement, or (iii) are subject to NMC's duty to defend, indemnify and hold harmless pursuant to Section 7(a) hereof.

          (c) Indemnification Procedure. Promptly after receipt of any demand or claim which may give rise to rights under this Section 7, any person seeking to enforce such rights (a "Claiming Person") shall give written notice of such matter to the party against whom enforcement of such rights is sought (the "Indemnifying Party"). The Claiming Party shall cooperate with the Indemnifying Party in the negotiation, compromise and defense of any such matter. The Indemnifying Party shall promptly undertake the defense of such matter and shall control such negotiations, compromise and defense, provided that the Indemnifying Party shall promptly notify the Claiming Person of all developments in the matter. If the defendants in any such matter include both the Claiming Party and the Indemnifying Party, and if the Claiming Party shall have reasonably concluded that there are defenses available to it that may conflict with those available to the Indemnifying Party, the Claiming party shall have the right to select separate counsel (reasonably acceptable to the Indemnifying Party) to assert such defenses and otherwise to participate in the defense of any such matter on its own behalf, and the fees and expenses of such counsel shall be included in the amount which the Claiming Party is entitled to recover hereunder. In no event shall a Claiming Party compromise or settle any matter for which it is claiming indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be bound by any such compromise or settlement absent its prior consent, which consent will not be unreasonably withheld.

          (d) This Section 7 shall survive the termination of this Agreement indefinitely.

     8.  Effective Date; Termination.

         (a)  Effective Date.

               (i) The Effective Date of this Agreement shall be the later of
          (A) the date (the "Stockholder Approval Date") upon which the Company shall have obtained stockholder approval of this Agreement to the extent required under the rules of the New York Stock Exchange and (B) such date (the "Certification Date") that VVI has provided, in accordance with the terms and conditions of this Agreement, Telemarketing Services during any thirty (30) consecutive day period during the Pre-effective Period for the lesser of Three Thousand (3,000) inbound telephone calls and such number of inbound telephone calls that NMC has directed to VVI for service hereunder during such period.

               (ii) NMC shall use its best efforts to obtain the stockholder approval referred to in Section 8(a)(i)(A); provided, however, that if such stockholder approval shall not have been obtained on or prior to August 31, 1995, either party may terminate this Agreement prior to the Effective Date by delivering written notice of such termination to the other. Upon such termination, neither party shall have any liability of any kind arising out of this Agreement except for obligations arising under Section 3(a) or Section 7 hereof.

               (iii) In the event the Effective Date shall not have occurred on or prior to the sixtieth day following the Stockholder Approval Date because of the non-occurrence of the Certification Date, NMC may terminate this Agreement upon ten (10) days prior written notice if the Certification Date does not occur in such ten (10) days notice period. Upon any termination of this Agreement pursuant to this
          Section 8(a)(iii), all Warrants shall automatically expire and VVI shall have no further rights thereto and NMC shall be entitled to the Liquidated Damages set forth in Section 14(d) hereof.

          (b) Termination Upon Breach. Either party may terminate this Agreement upon thirty (30) days prior written notice thereof to the other party upon the material breach by the other party of any of the other party's representations, warranties, covenants or agreements (including, without limitation, any failure by NMC to timely make payments required under
     Section 3 hereof) contained in this Agreement. Upon the expiration of such notice period, this Agreement shall terminate without the need for further action by either party; provided, however, that if the breach upon which such notice of termination is based shall have been cured in all material respects to the reasonable satisfaction of the nonbreaching party within such thirty (30) day period, then such notice of termination shall be deemed rescinded, and this Agreement shall be deemed reinstated and in full force and effect. Such right of termination shall be in addition to such other rights and remedies as the terminating party may have under applicable law. In the event this Agreement is terminated before its scheduled termination as the result of a material breach by VVI and NMC is not in material breach of this Agreement at such time, all Warrants not then vested shall automatically expire and VVI shall have no further rights thereto.

          (c) Termination by VVI. VVI may terminate this Agreement by delivering thirty (30) days prior written notice of the effective date of such termination to NMC within the ten (10) day period following a Termination Event. For purposes of this Agreement, a "Termination Event" shall mean the sixtieth (60th) consecutive trading day upon which the Quoted Price of NMC's Common Stock is less than Five ($5.00) Dollars per share (subject to appropriate adjustment for any subdivisions, splits or combinations of NMC Common Stock after the date hereof), provided that neither VVI nor, to VVI's actual knowledge any of its affiliates (as such term is defined in Rule 405 of Regulation D under the Securities Act), has transferred for value any NMC Common Stock (in the open market or in private sales) during the sixty (60) trading day period ending on the date upon which the Termination Event occurred. The "Quoted Price" of NMC's Common Stock is the last reported sale price of NMC's Common Stock as reported by the New York Stock Exchange (or on any national securities exchange if not so listed), or if not so listed on such a national securities exchange, the last reported sale price of the Common Stock as reported by the NASDAQ National Market System, or if not so reported, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Quoted Price shall equal the fair market value of a share of NMC Common Stock as determined by NMC's Board of Directors in good faith. In the event this Agreement is terminated by VVI before its scheduled termination pursuant to this Section 8(c), all Warrants not then vested shall automatically expire and VVI shall have no further rights thereto.

          (d) Generally. Upon any termination of this Agreement, and subject to
     Section 14(j) hereof, the obligations of the parties hereunder shall cease, except that (i) NMC shall remain obligated to make all payments to VVI required pursuant to Section 3 hereof; (ii) VVI shall be obligated to turn over to NMC all of NMC's Intellectual Property then in VVI's possession (including, without limitation, completed master videotapes, raw video footage, and scripts and script materials created pursuant to this Agreement), together with all filmstock, props and other materials the cost of which has been or is thereafter paid by NMC and (iii) NMC shall remain obligated to perform its obligations under the Warrants (to the extent vested). Upon termination of this Agreement, the parties shall have no further rights or obligations hereunder except pursuant to those provisions hereof which expressly survive the termination of this Agreement.

     9.  Right of First Refusal

          (a) Offer to NMC. If VVI shall at any time intend to sell all or any of its Warrant Shares in a broker or dealer transaction through a securities exchange or an interdealer quotation system (an "Open Market Sale"), VVI shall provide NMC written notice (the "Sale Notice") of such intent. The Sale Notice shall set forth the number of Warrant Shares (the "Offered Shares") VVI proposes to sell. Transmittal of the Sale Notice to NMC shall constitute an offer by VVI to sell all of the Offered Shares to NMC. For a period of three (3) business days commencing on the date that NMC receives the Sale Notice, NMC shall have the option, exercisable by written notice to VVI (the "Exercise Notice"), to accept VVI's offer as to all or any part of the Offered Shares at a price per share equal to the highest Quoted Price during the period from VVI's transmittal of the Sale Notice to VVI's receipt of the Exercise Notice (the "Purchase Price").

          (b) VVI's Right to Sell. In the event NMC does not exercise its option with respect to all of the Offered Shares in accordance with Section 9(a), VVI shall be free during the twenty (20) business day period beginning on the expiration of the three (3) business day option period referred to in
     Section 9(a), to sell all or any portion of the Offered Shares not purchased by NMC.

          (c) Settlement.

               (i) Settlement for the purchase of the Offered Shares by NMC pursuant to the option granted in Section 9(a) shall be made within ten (10) business days following the date of the Exercise Notice. The purchase price shall be payable in full on the settlement date by wire transfer to a bank in the United States specified by VVI for the account of VVI, against delivery of certificates representing the Offered Shares, duly executed for transfer and free of all liens and encumbrances. The certificates for the Offered Shares may contain such legends as may be reasonably required, in the opinion of counsel to VVI, to permit the Offered Shares to be transferred to NMC.

               (ii) All settlements for the purchase and sale of Offered Shares shall, unless otherwise agreed to by NMC and VVI, be held at the principal executive offices of NMC during regular business hours. The precise date and hour of settlement shall be fixed by NMC (within the time limits allowed by the provisions of this Agreement) and set forth in the Exercise Notice.

          (d) Other Transfers. Subject to the terms and provisions set forth in
     Section 5 hereof, VVI shall have the right to sell, assign, transfer, or otherwise dispose of its Warrant Shares in any manner whatsoever (other than through an Open Market Sale) without complying with the provisions of this Section 9.

          (e) Notwithstanding anything herein to the contrary, the rights and obligations of NMC and VVI under this Section 9 shall survive the termination of this Agreement until the earlier to occur of (i) April 13, 2005 and (ii) such date that VVI beneficially owns less than three (3%) percent of NMC's outstanding Common Stock (calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, but assuming that all Warrants not then vested have become vested).

     10. Independent Contractor. No party nor any of its officers, employees, agents or representatives is an employee or agent of any other party for any purpose whatsoever. Rather, each party is and shall at all times remain an independent contractor. Each party shall have sole control of the matter and means of performing its respective obligations under this Agreement. Except as otherwise specifically provided herein, each party shall be responsible for all expenses and disbursements which it incurs in connection with this Agreement. No party has, nor shall it hold itself out at as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon any other party, unless such other party shall consent thereto in writing. Each party shall have the right to appoint and shall be solely responsible for its own employees, agents and representatives, who shall be at such party's own risk, expense and supervision and shall not have any claim against any other party for compensation or reimbursement except as otherwise specifically provided herein.

     11. Dispute Resolution. Subject to Section 14(c) hereof, all claims and disputes related to or arising from this Agreement, or the performance hereof, shall be referred for binding arbitration if good faith negotiations between the parties do not resolve such claim or dispute within 45 days. Such arbitration shall take place in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining, under the supervision of the AAA, or such other neutral party that may be selected by the parties. The governing law shall be as set forth in
Section 14(h). Written notice of demand for arbitration shall be filed with the other party. The arbitration shall be conducted before three arbitrators, selected within 20 days after such notice. Each party shall select an arbitrator, and a third, neutral arbitrator shall be selected by mutual agreement of the party-selected arbitrators. The parties shall be entitled to engage in reasonable discovery in accordance with the United States Federal Rules of Civil Procedure, with any disputes relating to such discovery to be resolved by the arbitrators in their sole discretion. The parties will have the opportunity to present written and oral evidence. It is the parties' desire that the arbitration be speedily conducted with the hearing to take place and the awards to be made within one hundred twenty (120) days after the filing of any demand for arbitration. A determination by a majority of the arbitration panel shall be final, conclusive and binding upon the parties, and judgment may be entered in any court of competent jurisdiction upon the arbitration results. The costs of the arbitration, which shall include enforcing the results of the arbitration, including attorneys' fees and expenses, shall be shared by the parties as determined by the arbitrators. Notwithstanding anything in this
Section 11, either party may exercise any right to terminate this Agreement pursuant to Section 8(b) or (c) hereof without first submitting any dispute to arbitration, or during the pendency of any such arbitration.

     12. Insurance. For so long as NMC or any of its affiliated companies continue to sell Products or VVI is providing services hereunder, NMC shall maintain commercial general liability insurance, on an occurrence basis, that includes coverage for product liability insurance with respect to all Products in amounts and of a type customarily maintained by similarly situated retailers, but in any event, not less than $1 million per occurrence. NMC shall cause VVI to be named as an additional insured on all such insurance policies.

     13. Further Actions. The parties agree to execute such additional documents and to perform all such other and further acts as may be necessary or desirable to carry out the purpose and intent of this Agreement.

     14. Miscellaneous.

          (a) Notices. All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission, (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Saturdays and Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses:

                                    If to NMC:

                                    National Media Corporation
                                    1700 Walnut Street
                                    Philadelphia, PA  19103
                                    Attention:  President
                                    Telecopy:  215/772-5013

                                    With copies to:

                                    Klehr, Harrison, Harvey, Branzburg & Ellers
                                    1401 Walnut Street
                                    Philadelphia, PA  19102
                                    Attention:  Leonard M. Klehr, Esquire
                                    Telecopy:  215-568-6603

                                    If to VVI:

                                    ValueVision International, Inc.
                                    6740 Shady Oak Road
                                    Minneapolis, MN  55344-3433
                                    Attention: President
                                    Telecopy:  612-947-0188

                                    With copies to:

                                    Maslon Edelman Borman & Brand,
                                    a Professional Limited Liability Partnership
                                    3700 Norwest Center
                                    Minneapolis, MN  55402
                                    Attention: William Mower
                                    Telecopy: 612-672-8397

Any party may by written notice given to the other in accordance with this Agreement change the address to which notices to such party are to be delivered.

          (b) Entire Agreement. This Agreement and the Warrant of even date herewith contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them with respect to the subject matter hereof.

          (c) Injunctive Relief. Each party acknowledges that a material breach of any of the covenants contained in Section 4(a) and (b) (regarding Intellectual Property) or Section 6 (regarding Confidential Information) hereof by the other party will result in irreparable and continuing damage to the non-breaching party. Accordingly, in the event of any such breach, the non-breaching party shall be entitled to injunctive relief and/or an order for specific performance with respect to such breach. The breaching party shall not oppose such relief on the grounds that there is an adequate remedy at law, and such right shall be cumulative and in addition to any other remedies at law or in equity (including monetary damages) which the non-breaching party may have pursuant to Section 11 hereof.

          (d) Liquidated Damages. If NMC terminates this Agreement pursuant to
     Section 8(b) hereof as a result of VVI's material breach of its obligations to provide Telemarketing Services in accordance with Section 1(a) hereof or pursuant to Section 8(a)(iii) hereof and provided NMC is not in material breach of its obligations hereunder, NMC shall be entitled to receive liquidated damages in the amount of $ 81,081.08 for each month (with such amount pro rated for any partial month based on the number of days remaining in such month) in the period beginning on the date (the "Notice Date") NMC delivers notice of such termination to VVI pursuant to Section 8(b) or 8(a)(iii) hereof and ending on the last day of the thirty-seventh month following the earlier of the Effective Date and the Notice Date (the "Liquidated Damages"). NMC's right to Liquidated Damages hereunder shall be NMC's exclusive remedy for a breach by VVI of its obligations under Section 1 hereof and shall be in lieu of any other damages or recovery against VVI to which NMC may otherwise be entitled as a result of such breach.

          (e) Amendment. No amendment of this Agreement shall be effective unless embodied in a written instrument executed by all of the parties.

          (f) Waiver of Breach. The failure of any party hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provisions hereof or the right of any party hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

          (g) Binding Effect; Assignability. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns; provided, however, that no party hereto may assign this Agreement or any rights hereunder, except as specifically provided herein, to any person or entity without the prior written consent of the other party, and any attempted assignment without such consent shall be void.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota without regard to conflict of laws principles; provided, however, that all issues with respect to the issuance, exercise, interpretation or enforcement of the Warrants or the Warrant Shares shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict of laws principles. This Section 14(h) shall survive the termination of this Agreement indefinitely.

          (i) Severability. All of the provisions of this Agreement are intended to be distinct and severable. If any provision of this Agreement is or is declared to be invalid or unenforceable in any jurisdiction, it shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction.

          (j) Survival. The provisions of Section 3(c) (regarding the Warrants and the Telemarketing Differential and Production and Post-Production Differential), Section 4(a) and (b) (regarding Intellectual Property),
     Section 6 (regarding Confidential Information), Section 7 (regarding Indemnification), Section 8(d) (regarding the parties' post-termination obligations), Section 9 (regarding NMC's Right of First Refusal), Section 11 (regarding arbitration), Section 14(c) (regarding injunctive relief),
     Section 14(d) (regarding Liquidated Damages) and Section 14(h) (Governing
     Law) shall survive the termination of this Agreement for a period of two
     (2) years except as otherwise provided in this Agreement.

          (k) No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any party other than the signatories hereto and their permitted successors and assigns and shall not be enforceable by, nor inure to the benefit of, any other party.

          (l) Headings. The headings of sections and subsections have been included for convenience only and shall not be considered in interpreting this Agreement.

          (m) Interpretation and Construction. This Agreement has been fully and freely negotiated by all of the parties hereto, shall be considered as having been drafted jointly by all of the parties hereto, and shall be interpreted and construed as if so drafted, without construction in favor of or against any party on account of its participation in the drafting hereof.

          (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via electronic facsimile transmission with the same force and effect as if it were executed and delivered by the parties simultaneously in the presence of one another.

     IN WITNESS WHEREOF, the parties have caused this Telemarketing, Production and Post-Production Agreement to be duly executed on the date first written above.

ATTEST:                                   NATIONAL MEDIA CORPORATION


By:  /s/ Marshall A. Fleisher                  By:  /s/ Brian McAdams
     ------------------------------            --------------------------------
     Name:  Marshall A. Fleisher               Name: Brian McAdams
     Title  Secretary                          Title: Chairman & CEO


[Corporate Seal]


ATTEST:                                    VALUEVISION INTERNATIONAL, INC.


By:  /s/ Mark A. Payne                         By:      /s/ Nicholas M. Jaksich
     ------------------------------            --------------------------------
     Name:  Mark A. Payne                      Name:  Nicholas M. Jaksich
     Title: Chief Financial Officer            Title: President

[Corporate Seal]

                                   EXHIBIT A

            Production and Post-Production Rate Calculation Example

            From Section 3(b) beginning on page 8 of the Agreement.

     The Consultant estimates that equipment depreciation and employee wages and salaries constitute 25% of the total cost of a typical fair market value charge for studio rental, production and post-production services of the type being provided by VVI to NMC pursuant to the Agreement. The "Percentage" is therefore 25%.

     The Rate for each hour of Production Services under the Agreement shall be calculated separately and shall be determined as follows:

     VVI calculates that its production and post-production facilities have $500,000 of equipment with a 5 year life. Therefore, the hourly rate for this equipment equals $500,000 divided by 5 years equals $100,000 per year. $100,000 divided by 260 working days equals $384.62 per day. $384.62 divided by 8 hours per day equals $48.08 per hour for the depreciation. In no event shall NMC be charged for more than 8 hours depreciation for equipment in any one day.

     VVI calculates that there are 4 people employed by VVI providing Production Services during the hour in question at a total hourly rate of $50.00. Therefore, the total hourly rate calculated by VVI for equipment depreciation and wages and salaries for this hour of Production Services is $98.08.

     The $98.08 per hour divided by the "Percentage" of 25% equals $392.32 which is the "Gross Market Rate". This rate times 50% equals $196.16 per hour which is the "Rate" payable to VVI for the provision of Production Services during this hour.

                           FORM OF WARRANT                             Exhibit B


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THE TERMS AND CONDITIONS HEREOF. THE HOLDER OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE RESTRICTIONS HEREIN SET FORTH.

THESE SECURITIES ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF TELEMARKETING, PRODUCTION AND POST-PRODUCTION AGREEMENT DATED APRIL 13, 1995 BY AND AMONG THE COMPANY AND VALUEVISION INTERNATIONAL, INC. AND MAY NOT BE SOLD IN AN OPEN MARKET TRANSACTION EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

VOID AFTER 5:00 P.M., PHILADELPHIA, PENNSYLVANIA TIME, ___________ __,
2005

                    ***************************************



                                    WARRANT

                                       to

                             PURCHASE COMMON STOCK

                                       of

                           NATIONAL MEDIA CORPORATION


                    ***************************************

     This certifies that, for good and valuable consideration, National Media Corporation, a Delaware corporation (the "Company"), grants to ValueVision

International, Inc. ("VVI") or permitted registered assigns (the "Warrantholder" or "Warrantholders"), the right to subscribe for and purchase from the Company, at $8.865 per share (the "Exercise Price"), from and after 9:00 A.M. Philadelphia, Pennsylvania time on the first anniversary of the date hereof (the "Initial Exercise Date"), and to and including 5:00 P.M. New York City time on __________ __, 2005 (the "Expiration Date"), 500,000 shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares are subject to adjustment from time to time as provided in Section 6.

     SECTION 1. Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

     1.1  Exercise of Warrant.

          (a) Subject to Section 1.1(d) hereof, this Warrant shall vest and become exercisable with respect to 166,667 Warrant Shares on the date which is thirteen (13) months after the date hereof and on the date which is two
     (2) years after the date hereof and with respect to 166,666 Warrant Shares on the date which is three (3) years after the date hereof (each date on which Warrants may vest is referred to herein as a "Vesting Date"). At any time and from time to time after the Initial Exercise Date, the Warrantholder may exercise this Warrant, in whole or in part (subject to the vesting of the Warrant as set forth in the immediately preceding sentence), by presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by cash payment of the full Exercise Price for each Warrant Share to be purchased (subject to VVI's ability to apply certain amounts payable by the Company to VVI under the Telemarketing Agreement (as defined in Section 1.1(d) hereof) against the Exercise Price as set forth in
     Section 1.3 hereof).

          (b) Upon receipt of this Warrant, with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the antidilution provisions contained in Section 6 hereof, if any, and as provided in Sections 5 and 8.8 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The stock certificates so delivered shall be in such denominations as may be specified by the Warrantholder and shall be issued in the name of the Warrantholder or, if permitted by Section 5 and in accordance with the provisions thereof, such other name as shall be designated in the Subscription Form. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act of 1933, the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such customary representations, and may place such customary legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments or payments shall be made on or in respect of Warrant Shares issuable on the exercise of this Warrant for any regular cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

          (d) Notwithstanding anything herein to the contrary, no Warrants shall vest on a Vesting Date in the event (i) VVI shall be in material breach of that certain Telemarketing, Production and Post-Production Agreement dated April 13, 1995 by and between the Company and VVI (the "Telemarketing Agreement") on such Vesting Date unless the Company shall thereafter fail to terminate the Telemarketing Agreement as a result of such breach; (ii) the Company shall terminate the Telemarketing Agreement pursuant to Section 8(a)(iii) thereof; (iii) any representation made by VVI in Section 9 of that certain Settlement Agreement dated April 13, 1995 by and between the Company and VVI (the "Settlement Agreement") shall not be true on such Vesting Date or (iv) VVI shall have failed, after receiving written notice of such failure from the Company at least sixty (60) days prior to such Vesting Date, to make available to NMC sufficient capacity to provide to NMC inbound telephone calltaking services for at least one million (1,000,000) inbound telephone calls (at a rate not to exceed 100,000 inbound telephone calls in any month) during the thirteen (13) month period (in the case of the first Vesting Date hereunder) or the twelve (12) month period (in the case of the second and third Vesting Dates hereunder) preceding such Vesting Date in accordance with Section 1(a) of the Telemarketing Agreement.

     1.2 Limitation on Exercise. If this Warrant is not exercised prior to 5:00 P.M. on the Expiration Date (or the next succeeding Business Day, if the Expiration Date is a Saturday, Sunday or a day on which the New York Stock Exchange is authorized to close or on which the Company is otherwise closed for business (a "Nonbusiness Day"), this Warrant, or any new Warrant issued pursuant to Section 1.1, shall cease to be exercisable and shall become void and all rights of the Warrantholder hereunder shall cease. This Warrant shall not be exercisable and no Warrant Shares shall be issued hereunder, prior to 9:00 A.M. New York City time on the Initial Exercise Date.

     1.3 Payment of Exercise Price. Payment of the Exercise Price shall be made to the Company in cash; by certified or official bank check payable in United States dollars to the order of the Company; or by any combination of the foregoing. Notwithstanding the foregoing, VVI may apply all or any part of the aggregate amount of any Telemarketing Differential (as defined in the Telemarketing Agreement) and any Production and Post Production Differential (as defined in the Telemarketing Agreement) against payment of the Exercise Price by providing irrevocable notice of such election to the Company on the Subscription Form. Any election by VVI to apply Telemarketing Differential or Production and Post Production Differential against all or any portion of the Exercise Price due hereunder shall be irrevocable and shall reduce the amount of Telemarketing Differential and Production and Post Production Differential available for application against future exercises of this Warrant.

     1.4 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect to any transfer involved in the issuance and delivery of any certificates for Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     SECTION 2. Reservation and Listing of Shares, Etc.

     All Warrant Shares which are issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof other than taxes in respect of any transfer occurring contemporaneously with such issue. During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant (and all other Warrants and securities of the Company convertible into or exercisable or exchangeable for Common Stock), in addition to such other remedies as shall be available to a Warrantholder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. In addition, prior to the issuance of any Warrant Shares, the Company shall at its expense procure the listing of the Warrant Shares (or any other issues of capital stock issuable upon the exercise of this Warrant if such other class of capital stock is then so listed) which shall be issued upon exercise of this Warrant (subject to official notice of issuance) as then may be required on all stock exchanges or interdealer quotation systems on which the Common Stock is then listed and shall maintain such listing if and so long as any shares of the same class shall be listed on such stock exchanges or interdealer quotation systems. The Company shall, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     SECTION 3. Exchange, Loss or Destruction of Warrant.

     If permitted by Section 5 and in accordance with the provisions thereof, upon surrender of this Warrant to the Company with a duly executed instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant of like tenor in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used herein includes any Warrants issued in substitution or exchange of this Warrant.

     SECTION 4. Ownership of Warrant; Certain Rights of Warrantholders.

     (a) The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in subsection 1.1, Section 3 or Section 5.

     (b) Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (i) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a regular cash dividend paid out of net profits legally available therefor) to all holders of Common Stock;

          (ii) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or securities that are convertible into or exercisable for shares of Common Stock ("Common Stock Equivalents") or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

          (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

          (iv) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

     Such giving of notice shall be initiated at least 20 days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the stockholders entitled to such dividend, distribution, issuance or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution, issuance or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

     SECTION 5. Split-Up, Combination, Exchange and Transfer of Warrants.

     (a) Subject to the provisions of Section 5(b), this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he, she or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

     (b) Prior to the termination of the Telemarketing Agreement, neither this Warrant nor any of Warrantholder's rights hereunder may be disposed of or encumbered (any such action, a "Transfer") without the prior written consent of the Company. Neither this Warrant not the Warrant Shares may be Transferred except in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a registration statement is not in effect to register this Warrant or the Warrant Shares, the Company may require the Warrantholder to make such customary representations, and may place such customary legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

     SECTION 6. Certain Adjustments.

     (a) If at any time or from time to time the Company shall (i) take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock thereafter issuable upon exercise of this Warrant and the Exercise Price then in effect shall be adjusted so that this Warrant shall be exercisable for the same number of shares that a record holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the happening of such event would own or be entitled to receive after the happening of such event and so that the aggregate Exercise Price payable for the purchase of all Warrant Shares pursuant to this Warrant shall remain unchanged. Any adjustments required by this Section 6(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur. If the Company shall take a record of the holders of the Common Stock for the purpose of effecting such distribution, subdivision or combination and shall, thereafter and before such distribution, subdivision, or combination, legally abandon its plan to pay or deliver such distribution or effect such subdivision or combination, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (b) If at any time prior to the exercise of this Warrant in full, the Company shall (i) issue or sell any Common Stock or Common Stock Equivalents without consideration or for consideration per share (in cash, property or other assets) less than the current market price per share on the date of such issuance or sale as determined pursuant to Section 6(d) or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents (as hereinafter defined)) at a price (or having an exercise or conversion price per share) less than the current market price of the Common Stock (as determined pursuant to Section 6(d)) on the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of a distribution to stockholders shall be deemed to be the record date set by the Company to determine stockholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus
(ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at such current market price per share of the Common Stock and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to this Section 6(b), the number of Warrant Shares issuable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant by the Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price, as adjusted. Any adjustments required by this Section 6(b) shall be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered in connection with such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered. In the case of an issue of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor, before deducting therefrom any discount or commission or other expenses allowed, paid or incurred by the Company for underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. In the case of an issue of additional Common Stock or Common Stock Equivalents for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Company's Board of Directors, irrespective of any accounting treatment. No adjustments to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 6(b) for (x) any transaction for which adjustment thereto is required to be made pursuant to
Section 6(a) hereof, (y) the exercise of Warrants or (2) the conversion, exchange or exercise of any Common Stock Equivalents.

     (c) For purposes of this Section 6, "Common Stock Equivalents" shall mean any options, warrants or other securities or rights convertible into, or exercisable or exchangeable for, shares of Common Stock.

     (d) For the purpose of any computation under this Section 6, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days immediately preceding such date.

The closing price for each day shall be the last sale price of the Common Stock or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Company's Board of Directors. The term "issue" shall include the sale other disposition of shares held by or on account of the Company or in the treasury of the Company but until so sold or otherwise disposed of such shares shall not be deemed outstanding.

     (e) In the event that at any time, as a result of any adjustment made pursuant to Section 6, the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in
Section 6.

     (f) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a dividend, distribution, subdivision or combination of the outstanding Common Stock provided for in
Section 6(a) and other than a change in the par value of the Common Stock or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant)) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which it, he or she would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of this Section 6. The provisions of this Section 6 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

     (g) Liquidating Dividends, Etc. If the Company at any time while Warrants are outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (f)), the holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made as part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

     (h) If at any time prior to the date of the original issuance of this Warrant, or at any time thereafter while this Warrant is outstanding, a Distribution Date (as defined in the Company's Rights Agreement as of January 3, 1994 by and between the Company and Mellon Securities Trust Company (the "Rights Plan") shall occur and all of the Rights (as defined in the Rights Plan) then issued and outstanding pursuant to such Rights Plan shall not be redeemed by the Company for nominal consideration of $.001 per Right within the redemption period provided for in Section 23 of the Rights Plan, then in such event there shall be promptly issued to the holder of this Warrant, that number of Rights under the Rights Plan as would have been issued to such holder if immediately prior to the Distribution Date the holder had exercised his right to purchase, and the Company had issued to him, all Warrant Shares issuable to him upon exercise of this Warrant and he was the record owner of such Warrant Shares on the date provided for in the Rights Plan for determining the stockholders of record entitled to receive Rights Certificates (as defined in the Rights Plan). If the Company shall be prohibited from issuing such Rights to the Warrant holder by law or by the terms of the Rights Plan, then the Warrant Holder shall have the right under this paragraph (h) to purchase or acquire (by exchange of securities or otherwise) the same number and class of equity securities of the Company as such holder would have had the right to so purchase or otherwise acquire if the Rights described in the preceding sentence had been issued to him, for the same consideration as the holder would have paid or tendered under such Rights and on the same other terms and conditions as would have been applicable under such Rights if such Rights had been issued to such holder as provided in the preceding sentence. The intent of this paragraph (h) is to protect the holder of the Warrant from the dilution of and diminution in the value of his investment in the Company that would occur if the Rights under the Rights Plan become exercisable or exchangeable for stock of the Company following the occurrence of a Distribution Date and the provisions of this Warrant shall be liberally interpreted in order to give effect to this intention. The Board of Directors of the Company shall also take such other actions as may be necessary to carry out the purpose and intent of this paragraph.

     (i) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Exercise Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

     SECTION 7. Registration Rights. Each present and future holder of Warrant Shares shall be entitled to the benefits of the registration rights granted pursuant to this Section 7.

     The Company covenants and agrees as follows:

          (a) Definitions. For purposes of this Section 7:

               (i) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

               (ii) The term "Registrable Securities" means the Warrant Shares and all shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Warrant Shares excluding in all cases, however, any Registrable Securities (x) sold by a person in a transaction in which his rights under this Section 7 are not assigned, (y) sold in a public offering registered under the Securities Act or (z) sold pursuant to Rule 144 promulgated under the Securities Act;

               (iii) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (iv) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 5(b) hereof; and

               (v) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (b) Request for Registration.

               (i) If the Company shall receive at any time, on or after the first anniversary hereof, a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least sixty percent (60%) of the Registrable Securities then outstanding, then the Company shall, within ten (10) business days of the receipt thereof, give written notice of such request to all Holders, and shall, subject to the limitations of Section 7(b)(ii), effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of the Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company. If within fifteen (15) days of the exercise of a demand registration right granted under this
          Section 7(b), the Company notifies the Holders of the Registrable Securities making such demand that the Company wishes to register securities of the same class for its own account on the registration statement being filed pursuant to the demand for offering to the public via a firm commitment underwriting, then the Company may include securities for its own account in such registration statement; provided, however, that if the managing underwriter determines and advises in writing that the inclusion of any or all such securities for the Company's account in the registration statement covered by the requests for registration made under this Section 7(b)(ii) would be detrimental to the offering of the Registrable Securities being sold in such registration, then the requisite number of securities for the Company's account shall be excluded from registration hereunder and, provided, further, that if the Company includes any securities for its own account on the registration statement filed pursuant to this
          Section 7(b), such registration shall not be counted as one of Holders' demand registrations pursuant to this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with such registration.

               (ii) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7(b) and the Company shall include such information in the written notice referred to in Section 7(b)(i). In such event, the right of any Holder to include its, his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 7(d)(v)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. VVI acknowledges that the Preference Holders (as hereinafter defined) have the right to include certain securities in any registration under this Section 7(b). Notwithstanding any other provision of this Section 7(b), if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of securities that may be included in the underwriting shall be allocated first among all holders (the "Preference Holders") of Company securities covered by the registration rights ("Other Securities") granted pursuant to either that certain Securities Purchase Agreement dated as of September 30, 1994 (as amended as of December 19, 1994) by and among the Company and the purchasers named therein or that certain Registration Rights Agreement dated as of December 19, 1994 by and among the Company and the other signatories thereto or those certain Warrants to purchase an aggregate of up to 66,264 shares of the Company's Common Stock issued pursuant to that certain Release and Settlement Agreement dated February 10, 1995 by and between the Company and The Wall Street Group, Inc. (the "Preferred Rights"); and next among all Initiating Holders and other Holders who have been provided the notice required by Section 7(b)(i) in proportion (as nearly as practicable) to the number of shares of Registrable Securities requested to be included in such registration by such Holder and which would be eligible for inclusion in the registration but for the application of this sentence. In the event Holders are not permitted to include at least seventy-five (75%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in a demand registration as a result of the application of the immediately preceding sentence, such registration shall not be counted as one of the Holders' demand registrations pursuant to this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with such registration. In the event, as a result of the second immediately preceding sentence, Holders are permitted to include at least seventy-five (75%) percent but less than one hundred (100%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in any registration which would be the last demand registration to which the Holders would be entitled pursuant to this
          Section 7(b) but for the application of this sentence, the Holders shall be entitled to effect an additional demand registration in accordance with the provisions set forth in this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with any such additional registration.

               (iii) Subject to the last sentences of Sections 7(b)(ii) and (v) hereof, the Company is obligated to effect only two (2) registrations pursuant to this Section 7(b).

               (iv) Notwithstanding the foregoing, the Company shall not be required to file a registration statement pursuant to a request of the Initiating Holders during either (i) the one hundred twenty (120) day period following the effective date of any registration of Company securities which includes Registrable Securities or Other Securities or (ii) the period of time beginning on the date the Company files a registration statement with the SEC covering Other Securities in a firm commitment underwriting and ending on the earlier to occur of (x) the date which is 120 days after such registration becomes effective,
          (y) the date on which the Company withdraws such registration with the

          SEC or (z) the date which is 180 days after the date the Company files such registration statement. In addition, if the Company shall furnish to Holders requesting a registration statement pursuant to this
          Section 7(b) a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

               (v) VVI acknowledges that the Company has granted the Preferred Holders the right to participate in registrations of the Company's securities required to be undertaken pursuant to this Section 7(b). If within forty-five (45) days of the exercise of a demand registration right granted pursuant to this Section 7(b), the Company notifies the Holders of the Registrable Securities that the Preferred Holders wish to include Other Securities for their account in such registration, then the Company may include Other Securities for the account of such Preferred Holders in such registration and, in the case of an underwritten offering, may reduce the number of shares of Registrable Securities included in such registration in accordance with the provisions set forth in Section 7(b)(ii); provided, however, that if the Holders are not permitted to include at least seventy-five (75%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in a demand registration as a result of the applications of this sentence, such registration shall not be counted as one of Holders' demand registrations pursuant to this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with such registration. In the event, as a result of the immediately preceding sentence, Holders are permitted to include at least seventy-five (75%) percent but less than one hundred (100%) percent of the shares of Registrable Securities that they requested pursuant to Section 7(b)(i) to be included in any registration which would be the last demand registration to which the Holders would be entitled pursuant to this
          Section 7(b) but for the application of this sentence, the Holders shall be entitled to effect an additional demand registration in accordance with the provisions set forth in this Section 7(b) and the Holders shall not be required to reimburse the Company for any expenses incurred by it in connection with any such additional registration.

               (vi) In the event that the Warrant would expire at any time when the Holders have requested registration of Registrable Securities pursuant to Section 7(b)(i) and either (x) NMC is not required to file a registration statement during such time pursuant to Section 7(b)(iv) or (y) the Holders are not permitted to include all of the Registrable Securities that they requested to be included in such demand registration pursuant to Section 7(b)(ii) or (v), then the term of the Warrant (but only with respect to Registrable Securities that were not included in such demand registration by reason of the circumstances described in clause (x) or (y)) shall be extended until a registration statement registering such Registrable Securities is effective.

          (c) Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any shares of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employees pursuant to stock option awards and/or to participants in a Company employee benefit or stock plan, or a registration on any form which does not include substantially the same information, other than information related to the selling stockholders or their plan of distribution, as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of the immediately preceding sentence and Section 7(h) hereof, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be so registered. Notwithstanding anything herein to the contrary, in the case of a registration required to be undertaken by the Company pursuant to the Preferred Rights (a "Limited Piggyback Registration"), the Company shall not be required to include any Registrable Securities in such Limited Piggyback Registration if either (i) the Preferred Holders (whose determination shall be made by Preferred Holders holding a majority of the securities covered by such demand registration rights which are to be included in such registration) or the managing underwriter (in the case of an underwritten offering) determine in good faith that the inclusion of any or all of the Registrable Securities would be detrimental to the offering of the Preferred Holders' securities or any securities to be sold in such registration for the Company's account or (ii) the number of Other Securities to be included in such registration would be reduced by the inclusion of the Registrable Securities in such registration. In the event the number of shares of Registrable Securities requested by Holders to be included in a registration is reduced by application of the immediately preceding sentence, the number of Registrable Securities to be included in the registration statement shall be allocated among the Holders who have provided the notice required by this Section 7(c) in proportion (as nearly as practicable) to the number of Registrable Securities requested to be included in such registration by such Holder and which would be eligible for inclusion in such registration but for the application of the immediately preceding sentence.

          (d) Obligations of the Company. Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty
          (120) days.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (vii) In the case of an underwritten public offering, furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 7, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 7, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in such form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (B) a letter dated such date, from the independent certified public accountants of the Company, in such form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          (e) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall have furnished to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (f) Expenses of Demand Registration. Except as set forth in this
     Section 7(f), the Company shall bear and pay all expenses incurred by it in connection with any registrations, filings or qualifications pursuant to
     Section 7(b), including without limitation all registration, filing and qualification fees, printers, and accounting fees, and fees and disbursements of counsel for the Company; provided, however, that (subject to Sections 7(b)(ii) and (v) hereof) the Holders participating in any registration pursuant to Section 7(b) shall reimburse the Company for (i) all such expenses (up to a maximum of Twenty Five Thousand ($25,000.00) Dollars per registration) pro rata based upon the number of Registrable Securities included in such registration by all Holders (excluding, however, any expenses attributable to the inclusion of any other securities therein, including, without limitation, any Other Securities) and (ii) for any expenses of any registration proceeding begun pursuant to Section 7(b) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating in such withdrawn registration shall bear such expenses pro rata based upon the number of Registrable Securities to be included in such registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 7(b); provided further, however, that, in the case of clause (ii) hereof, if at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to reimburse the Company for any of such expenses and shall retain their rights pursuant to Section 7(b). In no event shall the Company be required to pay any expenses incurred by a Holder in connection with any registration, filing or qualification pursuant to Section 7(b).

          (g) Expenses of Company Registration. The Company shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 7(c), including without limitation all registration, filing, and qualification fees, printers and accounting fees and all fees and disbursements of counsel for the Company relating or allocable thereto. The Company shall not pay any expenses incurred by a Holder in connection with any such registration, filing or qualification, including, but not limited to underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of any professional advisors (including attorneys and accountants) utilized by the selling Holders in connection with such registration, filing or qualification.

          (h) Reduction of Registrable Securities Included in Piggyback Registration Statement. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 7(c) hereof to include any of the Holders' securities in such underwriting unless they accept the customary and reasonable terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be allocated first among all holders of Other Securities and next apportioned pro rata among the Holders who have provided notice required by Section 7(c) and all other holders (other than holders of Other Securities) of securities subject to registration rights granted by the Company in proportion (as nearly as practicable) to the number of shares of securities requested to be included in such registration by such Holder and such other holders and which would have been eligible for inclusion in such registration but for the application of this sentence, or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the provision of the preceding sentence concerning pro rata apportionment amongst the selling stockholders, for any selling stockholder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          (i) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

          (j) Indemnification and Contribution. In the event any Registrable Securities are included pursuant to a registration statement under this
     Section 7:

               (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) and each person if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus), or (C) any violation or alleged violation by the Company in connection with the registration of Registrable Securities under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(j)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7(j)(ii), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(j)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this Section 7(j)(ii) exceed the net proceeds from the offering received by such Holder.

               (iii) Promptly after receipt by an indemnified party under this
          Section 7(j) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(j), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7(j), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(j).

               (iv) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(j)(i) and (ii) is applicable but for any reason is held to be unavailable from the Company with respect to all Holders or any Holder, the Company and the Holder or Holders, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and the Holder or Holders on the other, in connection with statements or omissions which resulted in such losses, claims, damages or liabilities. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the Registrable Securities as the case may be, sold by such Holder pursuant to the registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each person, if any, who controls a Holder within the meaning of the Securities Act shall have the same rights to contribution as such Holder.

               (v) The obligations of the Company and Holders under this Section 7(j) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 7 or otherwise.

          (k) Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 of the SEC;

               (ii) at all times take all such action as may be necessary or advisable to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

               (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iv) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon its request (i) a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or as to its qualified status as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

               (l) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 7(b) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of this securities will not reduce the amount of the Registrable Securities of the Holders which is included in such registration; (ii) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days after the effective date of any registration effected pursuant to Section 7(b) hereof or (iii) to include such securities in any registration in which the Holders may include Registrable Securities pursuant to Section 7(c) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on a basis no more favorable than pro rata with all Holders of Registrable Securities in proportion (as nearly as practicable) to the number of shares of securities to be included in such registration by such Holder and such other holders.

               (m) The provisions of this Section 7 shall survive any expiration of the Warrants evidenced hereby until the earlier to occur of (i) the date that all Warrant Shares held by all Holders may be sold for resale pursuant to Rule 144 under the Exchange Act without reduction as a result of Rule 144(e) thereunder and (ii) the date that no Warrants or Warrant Shares are held by any Holder.

     SECTION 8.  Miscellaneous.

     8.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholders with respect to this Warrant and Warrant Shares.

     8.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company, the Warrantholders and holders of Warrant Shares and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrantholders and holders of Warrant Shares, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant or the Warrant Shares.

     8.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument in writing signed by the Company and Warrantholders that hold Warrants entitling them to purchase at least 50% of the Warrant Shares. The Company, any Warrantholder or holders of Warrant Shares may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     8.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     8.5 Further Assurances. Each of the Company, the Warrantholders and holders of Warrant Shares shall do and perform all such further acts and things (including, without limitation, any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as any party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

     8.6 Notices. All demands, requests, notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first class mail, postage prepaid, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

          (a) if to the Company, addressed to:

              National Media Corporation
              1700 Walnut Street
              Philadelphia, Pennsylvania 19103
              Attention:  Chairman

          (b) if to any Warrantholder or holder of Warrant Shares, addressed to the address of such person appearing on the books of the Company.

     Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

     8.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     8.8 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise, and with reference to the applicable trading market, in accordance with Section 1.1(a)(ii)) of a share of such stock as of the date of such exercise.

     8.9 Rights of the Holder. The Warrantholder shall not, solely by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or in equity.

     8.10 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                       NATIONAL MEDIA CORPORATION





                                       By:_________________________________
                                       Name:
                                       Title:


Dated: _________________, 1995

                                   ASSIGNMENT


(To be executed only upon assignment of Warrant Certificate)

     For value received, ____________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:


Name(s) of
Assignee(s)               Address                    No. of Warrant Shares
- -----------              --------                    ---------------------







And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Warrant Certificate.

Dated: ________________, 19___



                                 ------------------------------------------
                                  Note:    The above signature should
                                           correspond exactly with the name on
                                           the face of this Warrant Certificate.

                               SUBSCRIPTION FORM
                    (To be executed upon exercise of Warrant
                          pursuant to Section 1.1(a))


     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock, as provided for therein, and delivers payment in full of the Exercise Price in the amount of $ __________ as follows:

        Cash                                                $__________
        Certified or Official bank check                    $__________
        Application of Telemarketing Differential
         and Production and Post Production
         Differential                                       $__________


     Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:


                                 Name:  ______________________________________
                              Address:  ______________________________________
                                        ______________________________________
                                        ______________________________________
                  Social Security No.:  ______________________________________

              (Please Print Name, Address and Social Security No.)



                           Signature:  ________________________________________
                                       NOTE:  The above signature should
                                              correspond exactly with the name
                                              on the first page of this Warrant
                                              Certificate or with the name of
                                              the assignee appearing in the
                                              assignment form delivered
                                              herewith.

     And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.